EXHIBIT 99.1

--------------------------------------------------------------------------------
NEWS                                                                  [TXU LOGO]
RELEASE
--------------------------------------------------------------------------------
1601 Bryan Street
Dallas, Texas 75201-3411

       TXU REPORTS SECOND QUARTER RESULTS; RAISES FULL YEAR 2004 GUIDANCE

DALLAS - JULY 29, 2004 - TXU Corp. (NYSE: TXU) today reported consolidated results for the second quarter ended June 30, 2004.

o TXU Corp. reported a second quarter 2004 net loss available for common of $600 million, $1.87/1/ per basic share of common stock, versus net income OF $105 million, $0.31 per diluted share, for the prior year period.
o The reported earnings for the second quarter of 2004 include a charge to paid-in capital for the premium on repurchase of exchangeable preferred membership interests of $849 million, $2.52 per diluted share, income from discontinued operations of $330 million, $0.98 per diluted share, extraordinary gain of $16 million, $0.05 per diluted share, and net special items charges, primarily associated with the company's restructuring program, of $263 million, $0.78 per diluted share. Reported earnings for the second quarter of 2003 include a loss from discontinued operations of $49 million, $0.13 per diluted share. All amounts are after tax.
o Second quarter 2004 operational earnings/2/ were $166 million, $0.50 per diluted share of common stock, versus $154 million, $0.44 per diluted share, for the prior year period, a 13.6% increase on a per share basis.
o The improvement in operational earnings was driven primarily by improved results from the Electric Delivery segment, reduced corporate costs, and reduced average diluted common shares, partially offset by a $3 million (after tax), $0.01 per share lower Energy segment contribution.
o The operational earnings outlook was raised to a range of $2.55 to $2.65 per diluted share for calendar year 2004, an increase of $0.10 per share from the previous outlook of $2.45 to $2.55 per share.
o Improvements in customer service helped drive improved native North Texas market customer retention/3/ and total customer count has increased since year end.

"Our ongoing restructuring activities resulted in a number of significant unusual items that resulted in our reported loss. However, our core businesses produced another solid quarter as you can see in our operational earnings," said
C. John Wilder, TXU Corp.'s president and chief executive officer. "We have made good progress restructuring and revitalizing our business. We have significantly improved customer service with average seconds to answer customer calls improving to 12 in the month of June, which we believe contributed to a 33 percent improvement in North Texas customer retention. This year, our solid fuel production fleet has generated over 29 million MWh of electricity or a 4.6% improvement compared to the first half of 2003, even with the refueling of Unit 1 of our nuclear plant this year. We also successfully restored power to the more than 1 million end use customers who were affected by the worst storm in North Texas in over 100 years."

SUMMARY OF CONSOLIDATED RESULTS

For the second quarter ended June 30, 2004, TXU reported a net loss available for common of $600 million, $1.87 per share of common stock, which includes a loss from discontinued operations (detailed in Table 21), an extraordinary gain related to the adjustment of the securitized regulatory assets, a charge to paid-in capital related to the repurchase of exchangeable preferred membership interests, and preference stock dividends. For the prior year period, TXU reported net income available for common of $105 million, $0.31 per diluted share, which includes a loss on discontinued operations and preference stock dividends. Results from continuing operations for the second quarter of 2004 were a loss of $92 million, $0.29 per basic share ($0.26 per diluted share), as compared to income of $160 million, $0.45 per diluted share for the prior year period.

Operational earnings, which exclude special items as detailed in Table 3, were $166 million, $0.50 per diluted share in the second quarter 2004 as compared to $154 million, $0.44 per diluted share in the prior year period, a 13.6 percent increase.

----------
1 Because the loss per basic share is greater than the loss per diluted share, basic earnings per share are reported.
2 Operational earnings is a non-GAAP measure adjusting for special items. See Attachment 1: Financial Definitions for a detailed definition of operational earnings and other GAAP and Non-GAAP financial measures used in this release.
3 Native market customer retention is defined as the change in the number of residential customers from first quarter to second quarter 2004 as compared to the change in the same period in 2003.

For the six month (year-to-date) period ended June 30, 2004, TXU reported a net loss available for common of $423 million, $1.32 per basic share of common stock, as compared to net income available for common of $145 million, $0.45 per diluted share, in the prior year period. Year-to-date income from continuing operations was $41 million, $0.17 per diluted share, as compared to $194 million, $0.58 per diluted share, in the prior year period.

Year-to-date 2004 operational earnings were $318 million, $0.94 per diluted share, as compared to $183 million, $0.55 per diluted share, in the prior year period, a 70.9 percent increase. Major drivers of operational earnings are described below in Table 4.

TABLE 1: RECENT HIGHLIGHTS
---------------- ---------------------------------------------------------------
DATE                                        HIGHLIGHT
---------------- ---------------------------------------------------------------
05-07            Repurchased $423 million principal amount of equity-linked securities for $404 million, eliminating the potential issuance of 9.3 million shares of equity in 2004 and 2005 and settling a related lawsuit.
................. ...............................................................
05-13            Received  approval  from the Public  Utility  Commission of
                 Texas (PUC) for an increase in the company's electricity price to beat rates, resulting from natural gas price increases.
................. ...............................................................
05-18            Announced the  highlights  of its business plan and
                 transactions to assist in the  achievement  of the plan,
                 including:
                 o    Initiatives to improve customer service, electric delivery and production reliability and operational performance.
                 o    Formation of Capgemini Energy LP, an information
                      technology and business services collaboration, which will enable the TXU system of companies to provide better
                      customer service, improve competitiveness, and reduce
                      operating costs.
                 o    Memorandum of Understanding with Credit Suisse First
                      Boston for a 50/50 investment to form a national energy
                      trading entity, which is expected to be operational by
                      Fall 2004. The agreement will allow TXU Energy to reduce
                      risk by limiting its aggregate exposure to the marketing
                      and trading business.
                 o    Review of strategic operations for the Comanche Peak
                      nuclear power generation plant to create efficiencies,
                      minimize financial exposure, and improve certainty of
                      electricity supply.
                 o    Introduction of a new executive management team to lead a
                      reorganized and streamlined organization.
................. ...............................................................
06-01            Began successfully battling the worst storm outages in its
                 100-year history, ultimately restoring power to more than
                 1.3 million customers.
................. ...............................................................
06-02            Completed the sale of TXU Fuel Company for $500 million,
                 using the proceeds to retire short-term debt.
................. ...............................................................
06-07            Issued $790 million of  transition  bonds, completing the
                 second of two issuances, totaling $1.29 billion, related to the recovery of regulatory assets and other qualified costs.
                 The net proceeds were applied toward retiring debt and equity of TXU Electric Delivery Company.
................. ...............................................................
06-17            Announced the signing of a definitive agreement to sell
                 TXU Gas for $1.925 billion in cash.
................. ...............................................................
06-25            Refinanced $2.25 billion of bank facilities scheduled  to
                 mature in 2005.  The new bank facilities, which total
                 $2.5 billion, will be used for working capital, letters of credit, and other general corporate purposes.
................. ...............................................................
06-30            Repurchased 20 million shares of its outstanding common
                 stock through an accelerated share repurchase agreement with the potential to use the shares to offset the shares that
                 would be issued under equity-linked securities. TXU Corp.
                 also repurchased approximately 4.3 million shares of its
                 outstanding common stock in May and approximately 1.5 million shares at the end of June and early July.
................. ...............................................................
07-01            Began operations of Capgemini Energy LP.
................. ...............................................................
07-21            Announced the receipt of regulatory approval for the sale
                 of TXU Australia to Singapore Power for an enterprise value of approximately $3.72 billion.  The sale is expected to
                 close on July 30 in Australia.
................. ...............................................................
07-28            Received approval from the Public Utility Commission of Texas
                 (PUC) for an increase in the company's electricity price to beat rates, resulting from continued increases in natural
                 gas prices. The TXU Energy companies' price to beat prices remain the lowest in the state and will not change again
                 in 2004.
---------------- ---------------------------------------------------------------


TELECONFERENCE

TXU will host a teleconference with financial analysts to discuss second quarter results at 10:00 AM CDT (11:00 AM EDT) today. The telephone numbers are 800-309-0343 in the United States and Canada and 706-634-7057 internationally, with confirmation code 8657750. THE TELECONFERENCE WILL BE WEB CAST LIVE ON THE TXU WEB SITE AT WWW.TXUCORP.COM FOR ALL INTERESTED PARTIES.

CONSOLIDATED RESULTS - ADDITIONAL DETAILS

Provided below in Table 2 are additional details which support the summary of consolidated results previously disclosed in the opening paragraph and reconcile reported net income (loss) available for common stock per basic share and per diluted share to operational earnings per diluted share for the second quarter and year-to-date periods ended June 30, 2004 and 2003. Table 3 provides additional details regarding the special items that are excluded from operational earnings.

TABLE 2: REGULATION G: RECONCILIATION OF OPERATIONAL EARNINGS TO REPORTED NET INCOME
Q2 04 VS. Q2 03, YTD 04 VS. YTD 03; $ PER DILUTED SHARE/4/ (EXCEPT AS NOTED) AFTER TAX

-------------------------------------------------------------- -------------- --------------- --------------- --------------
FACTOR                                                                 Q2 04           Q2 03          YTD 04         YTD 03
-------------------------------------------------------------- -------------- --------------- --------------- --------------
NET INCOME (LOSS) AVAILABLE FOR COMMON STOCK, BASIC                   (1.87)            0.33          (1.32)           0.45
............................................................... .............. ............... ............... ..............
   Dilution adjustment                                                  0.10          (0.02)            0.19              -
............................................................... .............. ............... ............... ..............
NET INCOME (LOSS) TO COMMON ADJUSTED FOR DILUTION                     (1.77)            0.31          (1.13)           0.45
............................................................... .............. ............... ............... ..............
   Income (loss) from discontinued operations/5/                        0.98          (0.13)            1.06           0.05
............................................................... .............. ............... ............... ..............
   Extraordinary income                                                 0.05               -            0.04              -
............................................................... .............. ............... ............... ..............
   Cum. effect of changes in accounting principles                         -               -               -         (0.15)
............................................................... .............. ............... ............... ..............
   Premium on exchangeable preferred repurchase                       (2.52)               -          (2.37)              -
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                         (0.02)          (0.01)          (0.03)         (0.03)
............................................................... .............. ............... ............... ..............
INCOME (LOSS) FROM CONTINUING OPERATIONS                              (0.26)            0.45            0.17           0.58
............................................................... .............. ............... ............... ..............
   Preference stock dividends                                         (0.02)          (0.01)          (0.03)         (0.03)
............................................................... .............. ............... ............... ..............
   Special items                                                      (0.78)               -          (0.80)              -
............................................................... .............. ............... ............... ..............
OPERATIONAL EARNINGS, DILUTED                                           0.50            0.44            0.94           0.55
-------------------------------------------------------------- -------------- --------------- --------------- --------------


In April 2004, TXU Corp. repurchased TXU Energy Company LLC's exchangeable preferred membership interests with a liquidation amount of $750 million for $1.855 billion (including transaction costs). The excess of the purchase price over the carrying value of the securities, net of income tax benefits recorded as a deferred tax asset, was recorded as a charge to additional paid-in capital in the amount of $849 million.

Special items in the second quarter and year-to-date 2004 periods primarily relate to the company's major restructuring and operational improvement program. Because of the nature and significance of these items, presentation of results after adjustment for the items allows for a more meaningful analysis of the underlying performance of the business. The special items include: severance-related charges and software project write-offs related to the business services outsourcing partnership, other severance-related charges arising from organizational realignments, a write-down of spare parts inventories for excess items on hand, impairments of generation-related assets due to closures, debt retirement expenses associated with the company's liability management program, one-time compensation expenses and a litigation accrual for the potential settlement of certain cases. Special items also include the benefit of a reduction in tax reserves associated with the 2002 write-off of the TXU Europe investment. Table 3 shows the impact of special items in the quarter and year-to-date 2004 periods.

----------
4 Diluted earnings per share are based upon average shares of common stock outstanding of 337 million shares and 358 million shares, respectively, for the second quarter and year-to-date 2004 as compared to 378 million shares for the prior year periods. For the diluted calculation, $4 million and $13 million are added to net income available to common stock for the second quarter 2004 and 2003, respectively, and $18 million and $26 million are added to net income available to common stock for the year-to-date 2004 and 2003 periods, respectively. These amounts represent the after tax interest expense on the preferred membership interests, which were repurchased on April 26, 2004. Because the loss per basic share is greater than the loss per diluted share, basic earnings per share for the second quarter and year-to-date 2004 are reported per GAAP.
5    See Table 21 for details of discontinued operations.

TABLE 3:  DESCRIPTION OF SPECIAL ITEMS
Q2 04 AND YTD 04; $MILLIONS AND $ PER DILUTED SHARE AFTER TAX
----------------------------------------- ------------------- --------- -------- --------- --------- ----------- --------------
                                                                                                         YTD 04         YTD 04
SPECIAL ITEM                              EARNINGS CATEGORY      Q2 04    Q2 04    YTD 04    YTD 04        CASH       NON-CASH/6/
----------------------------------------- ------------------- --------- -------- --------- --------- ----------- --------------
Energy segment:
.......................................... ................... ......... ........ ......... ......... ........... ..............
   Software projects write-off              Other deductions        70     0.21        70      0.20           -             70

.......................................... ................... ......... ........ ......... ......... ........... ..............
   Severance charges                        Other deductions        48     0.14        59      0.16          10             49
.......................................... ................... ......... ........ ......... ......... ........... ..............
   Inventory/gas plant write-downs          Other deductions        51     0.15        51      0.14           -             51
.......................................... ................... ......... ........ ......... ......... ........... ..............
Electric Delivery segment:
.............................................................. ......... ........ ......... ......... ........... ..............
   Severance/other charges                  Other deductions        13     0.04        13      0.04           -             13
.............................................................. ......... ........ ......... ......... ........... ..............
Corporate and Other:
.............................................................. ......... ........ ......... ......... ........... ..............
   One-time compensation expense                        SG&A        37     0.11        51      0.14          51              -
.......................................... ................... ......... ........ ......... ......... ........... ..............
   Transaction professional fees                        SG&A        12     0.03        12      0.03          12              -
.......................................... ................... ......... ........ ......... ......... ........... .............
   Litigation settlement reserve            Other deductions        65     0.19        65      0.18           -             65
.......................................... ................... ......... ........ ......... ......... ........... .............
   Liability management expense             Other deductions        39     0.12        39      0.11          35              4
                                           income/deductions
.......................................... ................... ......... ........ ......... ......... ........... ..............
   Severance charges                        Other deductions         3     0.01         3      0.01           -              3
.......................................... ................... ......... ........ ......... ......... ........... .............
   Income tax benefit                     Income tax expense       (75)   (0.22)      (75)    (0.21)           -           (75)
.......................................... ................... ......... ........ ......... ......... ........... ..............
      TOTAL                                                        263     0.78       288      0.80         108            180
----------------------------------------- ------------------- --------- -------- --------- --------- ----------- --------------


OPERATIONAL EARNINGS RECONCILIATION

Table 4 provides a consolidated summary of major drivers of operational earnings per diluted share. A more detailed discussion of contributions and drivers by segment is provided in Business Segment Results.

TABLE 4:  CONSOLIDATED - OPERATIONAL EARNINGS RECONCILIATION
Q2 04 VS. Q2 03 AND YTD 04 VS. YTD 03; $ PER DILUTED SHARE
------------------------------------------ -------------- --------------
EARNINGS FACTOR                                      QTR            YTD
------------------------------------------ -------------- --------------
Q2 03 OPERATIONAL EARNINGS                          0.44           0.55
........................................... .............. ..............
   Contribution margin:
........................................... .............. ..............
      Energy segment                                0.09           0.43
........................................... .............. ..............
      Electric Delivery segment                     0.09           0.13
........................................... .............. ..............
   Operating costs                                (0.11)         (0.08)
........................................... .............. ..............
   Depreciation and amortization                  (0.03)         (0.04)
........................................... .............. ..............
   SG&A                                           (0.08)         (0.09)
........................................... .............. ..............
   Franchise and revenue based taxes                0.02           0.05
........................................... .............. ..............
   Other income and deductions                    (0.01)           0.04
........................................... .............. ..............
   Net interest                                     0.06           0.09
........................................... .............. ..............
   Income taxes                                        -         (0.17)
........................................... .............. ..............
   Effect of reduced shares                         0.03           0.03
........................................... .............. ..............
Q2 04 OPERATIONAL EARNINGS                          0.50           0.94
------------------------------------------ -------------- --------------


Operational earnings per diluted share were $0.50, up 13.6 percent from $0.44 in the second quarter of 2003. The increase was driven by a $0.02 improvement in operational earnings from the Electric Delivery segment, partially offset by a $0.01 lower contribution from the Energy segment, and a $0.02 reduction in Corporate costs. A reduction in average diluted shares outstanding also contributed to the improved operational earnings per share. The decrease in diluted shares was due to repurchase of preferred membership interests in April and approximately 4.3 million shares of common stock in May. The company also repurchased approximately 21.5 million shares in late June and early July through an accelerated 20 million share repurchase agreement and open market purchases. Year-to-date operational earnings per diluted share increased by $0.39 over the prior year period as a result of a $0.20 increase in operational earnings from the Energy segment, a $0.03 increase from the Electric Delivery segment, a $0.13 reduction in Corporate costs, and the reduction in average shares. A more detailed review of variances by segment is provided below.

CASH FLOWS AND OTHER FINANCIAL MEASURES

Cash provided by operating activities for the six months ended June 30, 2004 was $487 million, a decrease of $751 million from the prior year period. The decrease primarily reflects the receipt of a $616 million tax refund in 2003 and the improved working capital in the prior year period reflecting the reduction in billing delays experienced during the transition to competition in 2002. Cash provided by operating activities before changes in operating assets and liabilities increased by $56 million over the prior year period.

----------
6 While these items are reflected in earnings for the current period, the cash impact of those items which are cash will be realized in future quarters. These items are considered non-cash for the current period. Severances, which are cash events, were accrued in Q2. However, the majority of severance payments will be made in Q3. Timing of the cash settlement of the litigation reserve is not known at this time.

Table 5 provides a summary of consolidated common stock and return measures.

TABLE 5: CONSOLIDATED - RETURN STATISTICS
PERIODS ENDED 6/30/04 AND 6/30/03; MIXED MEASURES
---------------------------------------------------------------------------------- ------------- ------------- -------------
STATISTIC                                                                               6/30/04       6/30/03      % CHANGE
---------------------------------------------------------------------------------- ------------- ------------- -------------
Common stock data:
................................................................................... ............. ............. .............
   Book value per share-end of period                                                     13.66         15.40        (11.3)
................................................................................... ............. ............. .............
   Basic shares outstanding-end of period (millions)                                        297           322         (7.8)
................................................................................... ............. ............. .............
   Return on average common stock equity - based on net income (%)                        (0.2)        (89.6)          99.8
................................................................................... ............. ............. .............
   Return on average common stock equity - based on operational earnings (%)               13.1          11.3          16.0
................................................................................... ............. ............. .............
   Return on average invested capital - based on net income (%)                             7.1        (22.2)             -
................................................................................... ............. ............. .............
   Return on average invested capital - based on operational earnings (%)                   6.2           5.8           6.9
---------------------------------------------------------------------------------- ------------- ------------- -------------


Table 6 represents available liquidity (cash and available credit facility capacity) as of July 23, 2004 and December 31, 2003. TXU plans to maintain minimum available liquidity of $1.5 billion throughout 2004.

TABLE 6: CONSOLIDATED - LIQUIDITY, EXCLUDING AUSTRALIA
AVAILABLE AMOUNTS AS OF 7/23/04 AND 12/31/03; $MILLIONS
---------------------------------- ------------------------------------------------ ------------- ------------ -------------
LIQUIDITY COMPONENT                                                       BORROWER      MATURITY      7/23/04      12/31/03
---------------------------------- ------------------------------------------------ ------------- ------------ -------------
Cash and cash equivalents                                                                                 245           829
................................... ................................................ ............. ............ .............
$1.4 billion credit facility              TXU Energy Co./TXU Electric Delivery Co.       June 07          935            -
................................... ................................................ ............. ............ .............
$600 million credit facility              TXU Energy Co./TXU Electric Delivery Co.       June 05          475             -
................................... ................................................ ............. ............ .............
$500 million credit facility              TXU Energy Co./TXU Electric Delivery Co.       June 09          335             -
................................... ................................................ ............. ............ .............
$500 million credit facility                                             TXU Corp.     August 08           39            78
................................... ................................................ ............. ............ .............
$700 million term facility/7/                                            TXU Corp.      April 05            -             -
................................... ................................................ ............. ............ .............
$200 million term facility/6/                                       TXU Energy Co.      April 05            -             -
................................... ................................................ ............. ............ .............
$300 million term facility/6/                                              TXU Gas      April 05            -             -
................................... ................................................ ............. ............ .............
Terminated facilities                                                                                       -         2,206
................................... ................................................ ............. ............ .............
   Total liquidity                                                                                      2,029         3,113
---------------------------------- ------------------------------------------------ ------------- ------------ -------------


Table 7 shows the company's capitalization and credit ratios. Capitalization is shown as reported on the balance sheet and excluding securitization bonds ($1.282 billion at June 30, 2004 and $500 million at December 31, 2003) to reflect the off-credit treatment in credit reviews. The temporary increase in debt to total capital reflects the company's liability management activities, including the repurchase of approximately $2.3 billion principal amount of debt, preferred and equity-linked securities, related premiums and litigation settlements on those repurchases, and the repurchase of approximately $1 billion of common stock, all of which were funded substantially by short-term debt, including the bridge facilities used to repurchase the exchangeable preferred membership interests, that are expected be repaid with proceeds from the sales of TXU Australia and TXU Gas.

----------
7 Facilities to be repaid upon close of TXU Australia sale. Amounts for TXU Energy Company facility reflect repayments and reduction of facility capacity of $800 million in July 2004.

TABLE7: CONSOLIDATED - FINANCIAL FLEXIBILITY MEASURES
PERIODS ENDED 6/30/04 AND 12/31/03; MIXED MEASURES
---------------------------------------------------------------------- --------- ---------------- --------- -----------------
                                                                                  CAPITALIZATION              CAPITALIZATION
FINANCIAL FLEXIBILITY MEASURE                                             Q2 04        RATIO (%)     Q4 03         RATIO (%)
---------------------------------------------------------------------- --------- ---------------- --------- -----------------

Capitalization ($millions) and capitalization ratios (end of period):
....................................................................... ......... ................ ......... .................
   Notes payable and long-term debt due currently                         3,209             17.4       678               3.7
....................................................................... ......... ................ ......... .................
   Long-term debt                                                        10,772             58.4    11,154              60.2
....................................................................... ......... ................ ......... .................
   Exchangeable preferred membership interest (net of discount)               -                -       646               3.5
....................................................................... ......... ................ ......... .................
   Preferred stock of subsidiaries                                          113              0.6       113               0.6
....................................................................... ......... ................ ......... .................
      Total debt                                                         14,094             76.4    12,591              68.0
....................................................................... ......... ................ ......... .................
   Preference stock                                                         300              1.6       300               1.6
....................................................................... ......... ................ ......... .................
   Common stock equity                                                    4,056             22.0     5,619              30.4
....................................................................... ......... ................ ......... .................
      TOTAL CAPITALIZATION                                               18,450            100.0    18,510             100.0
....................................................................... ......... ................ ......... .................

....................................................................... ......... ................ ......... .................
Total debt less transition bonds                                         12,812             74.6    12,091              67.1
....................................................................... ......... ................ ......... .................
Preference stock                                                            300              1.8       300               1.7
....................................................................... ......... ................ ......... .................
Common stock equity                                                       4,056             23.6     5,619              31.2
....................................................................... ......... ................ ......... .................
      TOTAL                                                              17,168            100.0    18,010             100.0
....................................................................... ......... ................ ......... .................
Twelve months ended:
....................................................................... ......... ................ ......... .................
   Interest coverage                                                        2.9                -       3.0                 -
....................................................................... ......... ................ ......... .................
   Debt coverage ratio (%)                                                   16                -        20                 -
---------------------------------------------------------------------- --------- ---------------- --------- -----------------


BUSINESS SEGMENT RESULTS

The following is a discussion of operational earnings by business segment. Table 8 shows the components of the change in operational earnings and contributions by segment for the quarter and six months ended June 30, 2004.

TABLE 8:  CONSOLIDATED - RECONCILIATION OF OPERATIONAL EARNINGS, CONTRIBUTIONS BY SEGMENT/8/
Q2 03 TO Q2 04 AND YTD 03 TO YTD 04; $ PER DILUTED SHARE AFTER TAX
----------------------------------------------------------------- -------------------- --------------------- ----------------
EARNINGS FACTOR                                                       04 CONTRIBUTION         CHANGE VS. 03           IMPACT
----------------------------------------------------------------- -------------------- --------------------- ----------------
OPERATIONAL EARNINGS - Q2 03                                                                                            0.44
.................................................................. .................... ..................... ................
   Energy segment                                                                0.40                (0.01)
.................................................................. .................... ..................... ................
   Electric Delivery segment                                                     0.16                  0.02
.................................................................. .................... ..................... ................
   Corporate and Other                                                         (0.09)                  0.02
.................................................................. .................... ..................... ................
   Effect of change in shares and dilution adjustment                                                  0.03             0.06
.................................................................. .................... ..................... ................
OPERATIONAL EARNINGS Q2 04                                                                                              0.50
.................................................................. .................... ..................... ................

.................................................................. .................... ..................... ................
OPERATIONAL EARNINGS - YTD 03                                                                                           0.55
.................................................................. .................... ..................... ................
   Energy segment                                                                0.74                  0.24
.................................................................. .................... ..................... ................
   Electric Delivery segment                                                     0.33                  0.03
.................................................................. .................... ..................... ................
   Corporate and Other                                                         (0.16)                  0.09
.................................................................. .................... ..................... ................
   Effect of change in shares and dilution adjustment                                                  0.03             0.39
.................................................................. .................... ..................... ................
OPERATIONAL EARNINGS YTD 04                                                                                             0.94
----------------------------------------------------------------- -------------------- --------------------- ----------------


ENERGY SEGMENT

TXU's Energy segment consists of the electricity generation and retail and wholesale energy sales and portfolio management operations of TXU Energy Company LLC, principally in the competitive Texas market. TXU Corp. expects to split the Energy segment into TXU Power and TXU Energy for reporting purposes in the first quarter of 2005.

In the second quarter of 2004, the Energy segment reported a loss from continuing operations of $0.05 per share as compared to income from continuing operations of $0.41 per share in the second quarter of 2003. Excluding special items of $0.50 per share, operational earnings in the second quarter of 2004 were $0.45 per share. Excluding the effect of lower average diluted shares, the Energy segment results declined by $0.01 per share.

Table 9 reconciles the change in operational earnings from the 2003 to 2004 for the quarter ended and year-to-date periods.

----------
8 Segment contributions are based upon prior period average outstanding diluted shares of 378 million.

TABLE 9:  ENERGY SEGMENT - OPERATIONAL EARNINGS RECONCILIATION
Q2 04 VS. Q2 03 AND YTD 04 VS. YTD 03; $ PER DILUTED SHARE
-------------------------------------- ------------- --------------
EARNINGS FACTOR                                 QTR            YTD
-------------------------------------- ------------- --------------
Q2 03 OPERATIONAL EARNINGS                     0.41           0.50
....................................... ............. ..............
   Contribution margin                         0.09           0.43
....................................... ............. ..............
   Operating costs                           (0.10)         (0.07)
....................................... ............. ..............
   Depreciation and amortization               0.02           0.06
....................................... ............. ..............
   SG&A                                      (0.03)         (0.03)
....................................... ............. ..............
   Other income and deductions               (0.02)         (0.03)
....................................... ............. ..............
   Net interest                                   -         (0.01)
....................................... ............. ..............
   Income taxes                                0.03         (0.11)
....................................... ............. ..............
   Effect of reduced shares                    0.05           0.04
....................................... ............. ..............
Q2 04 OPERATIONAL EARNINGS                     0.45           0.78
-------------------------------------- ------------- --------------


The increase in contribution margin for the quarter reflects higher retail and wholesale prices, increased coal-fired generation and more effective sourcing of purchased power versus gas-fired generation. These were partially offset by decreased retail sales volumes, lower revenues from hedging and risk management activities, incremental power replacement costs (approximately $15 million) due to the nuclear refueling, and increased average wires charges. The increase in operating costs of $37 million was primarily due to the incremental $22 million of the cost of the refueling of Unit 1 of the company's nuclear generation station, increased utilization rates at the base load plants and timing of other costs. The reduction in depreciation and amortization expense was primarily due to the extensions at the beginning of the year of estimated average depreciable lives of nuclear and lignite generation facilities assets, somewhat offset by the effect of higher estimated asset retirement obligations. An increase in SG&A expenses of $14 million was primarily due to $11 million in increased costs to improve customer service and $10 million in deferred and incentive compensation expenses associated with the increased TXU Corp. common stock price, partially offset by benefits of cost reduction efforts, and a $2 million decrease in bad debt expense. Total incremental purchased power and operating costs due to the nuclear refueling were approximately $37 million or $0.06 per diluted share.

For year-to-date 2004, the Energy segment operational earnings per share increased by $0.24 as compared to year-to-date 2003, excluding the lower average diluted shares effect. The major drivers of improvement for the year-to-date period are the same as for the quarter.

Tables 10a and 10b provide details of operating revenues for the Energy segment for the second quarter of 2004 as compared to the second quarter of 2003, and year-to-date 2004 as compared to year-to-date 2003, respectively.

Hedging and risk management revenues decreased $41 million and $132 million for the quarter and year-to-date periods ended June 30, 2004 versus comparable 2003 periods. The majority ($31 million) of the quarter variance and $48 million of the year-to-date decrease relates to more price movement on the economic hedging positions in 2003 than in 2004. Included in the 2003 year-to-date period is $41 million primarily due to margins on sales of gas from storage; the 2003 year-to-date period also included an $18 million favorable settlement with a counterparty and $8 million more gains related to roll off of large business contracts that are no longer marked to market. Because hedging activities are intended to mitigate the risk of commodity price movements on revenues and cost of energy sold, the changes in such results should not be viewed in isolation, but rather taken together with the effects of pricing and cost changes on margins.

For other revenues (and other cost of energy sold in Tables 11a and 11b), $41 million of the quarter 2004 versus quarter 2003 increase and $87 million of the increase for the year-to-date 2004 over 2003 are due to a change in accounting rules, whereby revenues and cost of sales of natural gas to business customers have been reported gross since October 1, 2003 (previously, they were netted).

TABLE 10A:  ENERGY SEGMENT - OPERATING REVENUES
Q2 04 AND Q2 03; $MILLIONS
---------------------------------------------------------------------------- --------------- ---------------- --------------
OPERATING REVENUE COMPONENT                                                           Q2 04            Q2 03        %CHANGE
---------------------------------------------------------------------------- --------------- ---------------- --------------
Retail electricity revenues:/9/
............................................................................. ............... ................ ..............
   Native market:
............................................................................. ............... ................ ..............
      Residential                                                                       750              768          (2.3)
............................................................................. ............... ................ ..............
      Small business                                                                    258              339         (23.9)
............................................................................. ............... ................ ..............
         Total native market                                                          1,008            1,107          (8.9)
............................................................................. ............... ................ ..............
   Other markets:
............................................................................. ............... ................ ..............
      Residential                                                                        72               40           80.0
............................................................................. ............... ................ ..............
      Small business                                                                      8                5           60.0
............................................................................. ............... ................ ..............
         Total other markets                                                             80               45           77.4
............................................................................. ............... ................ ..............
   Large business                                                                       455              488          (6.8)
............................................................................. ............... ................ ..............
Total retail electricity revenues                                                     1,543            1,640          (5.9)
............................................................................. ............... ................ ..............
Wholesale electricity revenues                                                          476              279           70.6
............................................................................. ............... ................ ..............
Hedging and risk management activities:
............................................................................. ............... ................ ..............
   Net unrealized mark to market gains/(losses)/10/                                    (13)               64              -
............................................................................. ............... ................ ..............
   Realized gains (losses)                                                               24             (12)              -
............................................................................. ............... ................ ..............
      Total                                                                              11               52         (78.8)
............................................................................. ............... ................ ..............
Other revenues                                                                           85               45           88.9
............................................................................. ............... ................ ..............
         Total operating revenues                                                     2,115            2,016            4.9
---------------------------------------------------------------------------- --------------- ---------------- --------------


TABLE 10B:  ENERGY SEGMENT - OPERATING REVENUES
YTD 04 AND YTD 03; $MILLIONS
---------------------------------------------------------------------------- --------------- ---------------- --------------
OPERATING REVENUE COMPONENT                                                          YTD 04           YTD 03        %CHANGE
---------------------------------------------------------------------------- --------------- ---------------- --------------
Retail electricity revenues/9/:
............................................................................. ............... ................ ..............
   Native market:
............................................................................. ............... ................ ..............
      Residential                                                                     1,400            1,421          (1.5)
............................................................................. ............... ................ ..............
      Small business                                                                    514              633         (18.8)
............................................................................. ............... ................ ..............
         Total native market                                                          1,914            2,054          (6.9)
............................................................................. ............... ................ ..............
   Other markets:
............................................................................. ............... ................ ..............
      Residential                                                                       115               71           62.0
............................................................................. ............... ................ ..............
      Small business                                                                     14               11           27.3
............................................................................. ............... ................ ..............
         Total other markets                                                            129               82           57.3
............................................................................. ............... ................ ..............
   Large business                                                                       908              936          (3.1)
............................................................................. ............... ................ ..............
Total retail electricity revenues                                                     2,951            3,072          (3.9)
............................................................................. ............... ................ ..............
Wholesale electricity revenues                                                          942              515           82.9
............................................................................. ............... ................ ..............
Hedging and risk management activities
............................................................................. ............... ................ ..............
   Net unrealized mark to market gains/(losses)/10/                                    (31)               47              -
............................................................................. ............... ................ ..............
   Realized gains (losses)                                                               34               88         (61.4)
............................................................................. ............... ................ ..............
      Total                                                                               3              135         (97.8)
............................................................................. ............... ................ ..............
Other revenues                                                                          176               84              -
............................................................................. ............... ................ ..............
         Total operating revenues                                                     4,072            3,806            7.0
---------------------------------------------------------------------------- --------------- ---------------- --------------


Tables 11a and 11b provide details of the Energy segment cost of energy sold and delivery fees for the second quarter of 2004 as compared to the second quarter of 2003, and year-to-date 2004 as compared to year-to-date 2003, respectively.

----------
9 Breakout of native and other markets are estimates and only provided for reference. The company is currently refining its systems to more precisely report this data.
10 Q2 04 and YTD 04 include $5 million and $17 million, respectively, of ineffectiveness losses related to cash flow hedges. There were no ineffectiveness gains or losses related to cash flow hedges for the 2003 comparable periods.

TABLE 11A:  ENERGY SEGMENT - COST OF ENERGY SOLD AND DELIVERY FEES
Q2 04 AND Q2 03; $ MILLIONS
---------------------------------------------------------------------------- ---------------- ---------------- -------------
COST COMPONENT                                                                         Q2 04            Q2 03       %CHANGE
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Nuclear (base load)                                                                       17               19        (10.5)
............................................................................. ................ ................ .............
Lignite/coal (base load)                                                                 116              122         (4.9)
............................................................................. ................ ................ .............
Gas/oil and purchased power                                                              785              756           3.8
............................................................................. ................ ................ .............
Other cost of energy sold                                                                 60               11             -
............................................................................. ................ ................ .............
   Cost of energy sold                                                                   978              908           7.7
............................................................................. ................ ................ .............
Delivery fees                                                                            370              374         (1.1)
............................................................................. ................ ................ .............
   Cost of energy sold and delivery fees                                               1,348            1,282           5.1
---------------------------------------------------------------------------- ---------------- ---------------- -------------


TABLE 11B:  ENERGY SEGMENT - COST OF ENERGY SOLD AND DELIVERY FEES
YTD 04 AND YTD 03; $ MILLIONS
---------------------------------------------------------------------------- ---------------- ---------------- -------------
COST COMPONENT                                                                        YTD 04           YTD 03       %CHANGE
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Nuclear (base load)                                                                       38               40         (5.0)
............................................................................. ................ ................ .............
Lignite/coal (base load)                                                                 242              232           4.3
............................................................................. ................ ................ .............
Gas/oil and purchased power                                                            1,450            1,437           0.9
............................................................................. ................ ................ .............
Other cost of energy sold                                                                119               31             -
............................................................................. ................ ................ .............
   Cost of energy sold                                                                 1,849            1,740           6.3
............................................................................. ................ ................ .............
Delivery fees                                                                            754              758         (0.5)
............................................................................. ................ ................ .............
   Cost of energy sold and delivery fees                                               2,603            2,498           4.2
---------------------------------------------------------------------------- ---------------- ---------------- -------------


Tables 12a and 12b provide quarterly and year-to-date comparison of the Energy segment generation and supply operating statistics that depict the benefit of increased coal-fired generation, more effective sourcing of purchased power versus gas-fired generation and decreased fuel and purchased power costs resulting from increased operating performance. The decline in nuclear-fired generation was primarily the result of a planned 38 day refueling outage of Comanche Peak Unit 1 in the second quarter of 2004 as compared to an unplanned outage of approximately 17 days in the second quarter of 2003.

TABLE 12A:  ENERGY SEGMENT - GENERATION AND SUPPLY STATISTICS
Q2 04 AND Q2 03; MIXED MEASURES
---------------------------------------------------------------------------- ---------------- ---------------- -------------
GENERATION AND SUPPLY STATISTIC                                                        Q2 04            Q2 03       %CHANGE
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Production and purchased power (GWh):
............................................................................. ................ ................ .............
   Nuclear  (base load)                                                                3,992            4,413         (9.5)
............................................................................. ................ ................ .............
   Lignite/coal (base load)                                                           10,223           10,144           0.8
............................................................................. ................ ................ .............
   Gas/oil                                                                             1,401            4,160        (66.3)
............................................................................. ................ ................ .............
   Purchased power                                                                    15,237           11,367          34.0
............................................................................. ................ ................ .............
      Total energy supply                                                             30,853           30,084           2.6
............................................................................. ................ ................ .............
   Less line loss and other                                                            1,182            1,943        (39.2)
............................................................................. ................ ................ .............
      Net energy supply                                                               29,671           28,141           5.4
............................................................................. ................ ................ .............
Base load capacity factors (%):
............................................................................. ................ ................ .............
   Nuclear                                                                              79.5             88.1         (9.8)
............................................................................. ................ ................ .............
   Lignite/coal                                                                         83.9             83.0           1.1
............................................................................. ................ ................ .............
Fuel and Purchased Power Costs ($/MWh):
............................................................................. ................ ................ .............
   Nuclear generation                                                                   4.25             4.35         (2.3)
............................................................................. ................ ................ .............
   Lignite/coal generation                                                             12.35            12.84         (3.8)
............................................................................. ................ ................ .............
   Gas/Oil generation and purchased power                                              47.17            48.68         (3.1)
............................................................................. ................ ................ .............
      Average total electricity supply                                                 30.08            30.09             -
............................................................................. ................ ................ .............
ERCOT MCPE - median North zone on peak ($/MWh)/11/                                     46.78            45.27           3.3
............................................................................. ................ ................ .............
Henry Hub - average monthly settlement gas prices ($/MMBtu)                             5.90             5.22          13.0
............................................................................. ................ ................ .............
NYMEX - 12 month strip average gas prices ($/MMBtu)                                     6.30             5.45          15.6
---------------------------------------------------------------------------- ---------------- ---------------- -------------


----------
11 MCPE is Market Clearing Price of Energy in ERCOT. Prices are quoted by zone and most of TXU Energy's generation capacity and customers are in the North zone.

TABLE 12B:  ENERGY SEGMENT - GENERATION AND SUPPLY STATISTICS
YTD 04 AND YTD 03; MIXED MEASURES
---------------------------------------------------------------------------- ---------------- ---------------- -------------
GENERATION AND SUPPLY STATISTIC                                                       YTD 04           YTD 03       %CHANGE
---------------------------------------------------------------------------- ---------------- ---------------- -------------
Production and purchased power (GWh):
............................................................................. ................ ................ .............
   Nuclear  (base load)                                                                8,845            9,153         (3.4)
............................................................................. ................ ................ .............
   Lignite/coal (base load)                                                           20,426           18,831           8.5
............................................................................. ................ ................ .............
   Gas/oil                                                                             2,311            7,822        (70.5)
............................................................................. ................ ................ .............
   Purchased power                                                                    29,469           21,863          34.8
............................................................................. ................ ................ .............
      Total energy supply                                                             61,051           57,669           5.9
............................................................................. ................ ................ .............
   Less line loss and other                                                            1,887            2,724        (30.7)
............................................................................. ................ ................ .............
      Net energy supply                                                               59,164           54,945           7.7
............................................................................. ................ ................ .............
Base load capacity factors (%):
............................................................................. ................ ................ .............
   Nuclear                                                                              88.3             91.7         (3.7)
............................................................................. ................ ................ .............
   Lignite/coal                                                                         83.8             78.1           7.3
............................................................................. ................ ................ .............
Fuel and Purchased Power Costs ($/MWh):
............................................................................. ................ ................ .............
   Nuclear generation                                                                   4.34             4.33           0.2
............................................................................. ................ ................ .............
   Lignite/coal generation                                                             12.81            12.94         (1.0)
............................................................................. ................ ................ .............
   Gas/Oil generation and purchased power                                              45.60            48.41         (5.8)
............................................................................. ................ ................ .............
      Average total electricity supply                                                 28.66            29.83         (3.9)
............................................................................. ................ ................ .............
ERCOT MCPE - median North zone on peak ($/MWh)/11/                                     42.19            45.04         (6.3)
............................................................................. ................ ................ .............
Henry Hub - average monthly settlement gas prices ($/MMBtu)                             5.82             5.99         (2.8)
............................................................................. ................ ................ .............
NYMEX - 12 month strip average gas prices ($/MMBtu)                                     5.91             5.59           5.7
---------------------------------------------------------------------------- ---------------- ---------------- -------------


Tables 13a and 13b summarize the Energy segment retail and wholesale sales volumes. Tables 14a and 14b provide the Energy segment retail operating statistics.

The decrease in retail sales volumes is predominantly due to a decrease in customers and related business load in the competitive market, primarily in the second half of 2003, and milder weather and storm-related outages in the second quarter of 2004. The decrease in average customer volumes in the residential segment is due primarily to milder weather and storm-related outages while the decrease in the small business segment is affected by milder weather and loss of larger small business customers, predominantly in the second half of 2003. Total electricity sales increased by 5.4 percent as a result of increased wholesale sales, partially due to new congestion zones, which resulted in the sale of additional power to third parties in the Northeast zone and purchase of additional power from third parties in the North zone. As a result of improved customer and differentiated service, lower retail margins, focusing on winning back customers previously lost, and other product offerings such as summary billing, the Energy segment has reversed the trends of late 2003 and increased its total customer count by 24 thousand, 0.9%, since the end of 2003, as shown in Table 15 below.

TABLE 13A:  ENERGY SEGMENT - RETAIL AND WHOLESALE SALES VOLUMES
Q2 04 AND Q2 03; GWH
--------------------------------------------------------------------------- ----------------- ---------------- -------------
VOLUME COMPONENT                                                                       Q2 04            Q2 03       %CHANGE
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail electricity sales/9/:
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                      7,367            8,080         (8.8)
............................................................................ ................. ................ .............
      Small business                                                                   2,542            3,321        (23.5)
............................................................................ ................. ................ .............
        Total native market                                                            9,909           11,401        (13.1)
............................................................................ ................. ................ .............
   Other markets:
............................................................................ ................. ................ .............
      Residential                                                                        731              437          67.3
............................................................................ ................. ................ .............
      Small business                                                                      89               77          15.6
............................................................................ ................. ................ .............
        Total other markets                                                              820              514          59.5
............................................................................ ................. ................ .............
   Large business                                                                      6,771            7,889        (14.2)
............................................................................ ................. ................ .............
        Total retail electricity sales                                                17,500           19,804        (11.6)
............................................................................ ................. ................ .............
Wholesale electricity sales                                                           12,171            8,337          46.0
............................................................................ ................. ................ .............
           Total electricity sales                                                    29,671           28,141           5.4
--------------------------------------------------------------------------- ----------------- ---------------- -------------


TABLE 13B: ENERGY SEGMENT - RETAIL AND WHOLESALE SALES VOLUMES
YTD 04 AND YTD 03; GWH
--------------------------------------------------------------------------- ----------------- ---------------- -------------
VOLUME COMPONENT                                                                      YTD 04           YTD 03       %CHANGE
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail electricity sales/9/:
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                     14,486           16,250        (10.9)
............................................................................ ................. ................ .............
      Small business                                                                   5,075            6,565        (22.7)
............................................................................ ................. ................ .............
        Total native market                                                           19,561           22,815        (14.3)
............................................................................ ................. ................ .............
   Other markets:
............................................................................ ................. ................ .............
      Residential                                                                      1,249              799          56.3
............................................................................ ................. ................ .............
      Small business                                                                     150              148           1.4
............................................................................ ................. ................ .............
        Total other markets                                                            1,399              947          47.7
............................................................................ ................. ................ .............
   Large business                                                                     13,480           15,440        (12.7)
............................................................................ ................. ................ .............
        Total retail electricity sales                                                34,440           39,202        (12.1)
............................................................................ ................. ................ .............
Wholesale electricity sales                                                           24,724           15,743          57.0
............................................................................ ................. ................ .............
           Total electricity sales                                                    59,164           54,945           7.7
--------------------------------------------------------------------------- ----------------- ---------------- -------------


TABLE 14A: ENERGY SEGMENT - RETAIL OPERATING STATISTICS
Q2 04 AND Q2 03; MIXED MEASURES
--------------------------------------------------------------------------- ----------------- ---------------- -------------
RETAIL OPERATING STATISTIC                                                             Q2 04            Q2 03       %CHANGE
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail electricity customers/9/ (end of period; thousands; # of meters):
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                      2,037            2,139         (4.8)
............................................................................ ................. ................ .............
      Small business                                                                     318              324         (1.9)
............................................................................ ................. ................ .............
         Total native market                                                           2,355            2,463         (4.4)
............................................................................ ................. ................ .............
   Other markets:
............................................................................ ................. ................ .............
      Residential                                                                        183              109          67.9
............................................................................ ................. ................ .............
      Small business                                                                       6                4          50.0
............................................................................ ................. ................ .............
         Total other markets                                                             189              113          67.3
............................................................................ ................. ................ .............
   Total:
............................................................................ ................. ................ .............
      Residential                                                                      2,220            2,248         (1.3)
............................................................................ ................. ................ .............
      Small business                                                                     324              328         (1.2)
............................................................................ ................. ................ .............
      Large business                                                                      77               73           5.5
............................................................................ ................. ................ .............
            Total retail electricity customers                                         2,621            2,649         (1.1)
............................................................................ ................. ................ .............
Average volume(KWh)/customer (using average customers):
............................................................................ ................. ................ .............
   Residential                                                                         3,649            3,748         (2.6)
............................................................................ ................. ................ .............
   Small business                                                                      8,161           10,342        (21.1)
............................................................................ ................. ................ .............
   Large business                                                                     87,380          106,038        (17.6)
............................................................................ ................. ................ .............
Average revenue ($/MWh):
............................................................................ ................. ................ .............
   Residential                                                                        101.53            94.77           7.1
............................................................................ ................. ................ .............
   Small business                                                                     101.28           101.37         (0.1)
............................................................................ ................. ................ .............
   Large business                                                                      67.14            61.84           8.6
............................................................................ ................. ................ .............
Average wires charge ($/MWh)                                                           20.86            17.90          16.5
............................................................................ ................. ................ .............
Estimated share of market (%)/12/:
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                         85               91         (6.6)
............................................................................ ................. ................ .............
      Small business                                                                      79               85         (7.1)
............................................................................ ................. ................ .............
   Total ERCOT:
............................................................................ ................. ................ .............
      Residential                                                                         45               47         (4.3)
............................................................................ ................. ................ .............
      Small business                                                                      32               34         (5.9)
............................................................................ ................. ................ .............
      Large business                                                                      35               39        (10.3)
--------------------------------------------------------------------------- ----------------- ---------------- -------------


----------
12 Estimated market share for residential and small and medium business is based on the number of customers in the native market and the number of customers in ERCOT that have choice. Estimated market share for large business is based on the annualized consumption for this overall market within ERCOT.

TABLE 14B: ENERGY SEGMENT - RETAIL OPERATING STATISTICS
YTD 04 AND YTD 03; MIXED MEASURES
--------------------------------------------------------------------------- ----------------- ---------------- -------------
RETAIL OPERATING STATISTIC                                                            YTD 04           YTD 03       %CHANGE
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Average volume (KWh)/customer (using average customers):
............................................................................ ................. ................ .............
   Residential                                                                         7,108            7,456         (4.7)
............................................................................ ................. ................ ............
   Small business                                                                     16,222           20,272        (20.0)
............................................................................ ................. ................ .............
   Large business                                                                    184,108          204,454        (10.0)
............................................................................ ................. ................ .............
Average revenue ($/MWh):
............................................................................ ................. ................ .............
   Residential                                                                         96.27            87.45          10.1
............................................................................ ................. ................ .............
   Small business                                                                     101.06            95.97           5.3
............................................................................ ................. ................ .............
   Large business                                                                      67.33            60.64          11.0
............................................................................ ................. ................ .............
Average wires charge ($/MWh)                                                           21.59            18.83          14.7
--------------------------------------------------------------------------- ----------------- ---------------- -------------


Table 15 provides Energy segment retail customer counts as of June 30, 2004 as compared to December 31, 2003.

TABLE 15:  ENERGY SEGMENT - RETAIL CUSTOMER COUNTS
Q2 04 AND Q4 03; END OF PERIOD, THOUSANDS, # OF METERS
--------------------------------------------------------------------------- ----------------- ---------------- -------------
STATISTIC                                                                              Q2 04            Q4 03       %CHANGE
--------------------------------------------------------------------------- ----------------- ---------------- -------------
Retail electricity customers/9/:
............................................................................ ................. ................ .............
   Native market:
............................................................................ ................. ................ .............
      Residential                                                                      2,037            2,059         (1.1)
............................................................................ ................. ................ .............
      Small business                                                                     318              317           0.3
............................................................................ ................. ................ .............
         Total native market                                                           2,355            2,376         (0.9)
............................................................................ ................. ................ .............
   Other markets:
............................................................................ ................. ................ .............
      Residential                                                                        183              148          23.6
............................................................................ ................. ................ .............
      Small business                                                                       6                4          50.0
............................................................................ ................. ................ .............
         Total other markets                                                             189              152          24.3
............................................................................ ................. ................ .............
   Total:
............................................................................ ................. ................ .............
      Residential                                                                      2,220            2,207           0.6
............................................................................ ................. ................ .............
      Small business                                                                     324              321           0.9
............................................................................ ................. ................ .............
      Large business                                                                      77               69          11.6
............................................................................ ................. ................ .............
            Total retail customers                                                     2,621            2,597           0.9
--------------------------------------------------------------------------- ----------------- ---------------- -------------


Table 16 presents the unrealized mark-to-market balance at June 30, 2004, scheduled by contractual settlement dates of the underlying positions. The unrealized net mark-to-market balances will be realized within three years. This is reflective of the terms of the positions and the methods employed in valuing positions for periods where there is less market liquidity and visibility.

TABLE 16:  ENERGY SEGMENT - MATURITY DATES OF UNREALIZED NET MARK-TO-MARKET BALANCES
06/30/04; $MILLIONS UNLESS NOTED
------------------------------------------------- -------------- -------------- -------------- -------------- --------------
                                                    LESS THAN 1                                 MORE THAN  5
SOURCE OF FAIR VALUE                                       YEAR      1-3 YEARS      4-5 YEARS          YEARS          TOTAL
------------------------------------------------- -------------- -------------- -------------- -------------- --------------
Prices actively quoted                                       90              -              -              -             90
.................................................. .............. .............. .............. .............. ..............
Prices provided by other external sources                  (36)             44              -            (2)              6
.................................................. .............. .............. .............. .............. ..............
Prices based on models                                       11              -              -              -             11
.................................................. .............. .............. .............. .............. ..............
  Total                                                      65             44              -            (2)            107
.................................................. .............. .............. .............. .............. ..............

.................................................. .............. .............. .............. .............. ..............
Percentage (%) of total fair value                           61             41              -            (2)            100
------------------------------------------------- -------------- -------------- -------------- -------------- --------------


Table 17 summarizes the changes in commodity contract assets and liabilities for the six months ended June 30, 2004. The net change in these assets and liabilities, excluding "other activity" as described below, represents the net effect of recording unrealized gains/(losses) under mark-to-market accounting for positions in the commodity contract portfolio. These positions consist largely of economic hedge transactions, with speculative trading representing a small fraction of the activity.

TABLE 17: ENERGY SEGMENT - CHANGES IN COMMODITY CONTRACT ASSETS AND LIABILITIES
YTD 04; $MILLIONS
------------------------------------------------------------------------------------------------------ ---------------------
CHANGE COMPONENT                                                                                                     IMPACT
------------------------------------------------------------------------------------------------------ ---------------------
Balance of net commodity contract assets -- beginning of period                                                         108
....................................................................................................... .....................
   Settlements of positions included in the opening balance/13/                                                        (39)
....................................................................................................... .....................
   Unrealized mark-to-market valuations of positions held at end of period                                               25
....................................................................................................... .....................
   Other activity/14/                                                                                                   (7)
....................................................................................................... .....................
Balance of net commodity contract assets -- end of period                                                                87
------------------------------------------------------------------------------------------------------ ---------------------


ELECTRIC DELIVERY SEGMENT

TXU's Electric Delivery segment reported income from continuing operations of $0.14 per diluted share in the second quarter of 2004, compared to $0.14 per diluted share in the second quarter of 2003. Excluding special items of $0.04, the Electric Delivery segment reported operational earnings of $0.18 per diluted share.

Table 18 reconciles the change in operational earnings from the 2003 to 2004 periods.

TABLE 18:  ELECTRIC DELIVERY SEGMENT - OPERATIONAL EARNINGS RECONCILIATION
Q2 04 VS. Q2 03 AND YTD 04 VS. YTD 03; $ PER DILUTED SHARE
----------------------------------------- --------------- --------------
EARNINGS FACTOR                                      QTR            YTD
----------------------------------------- --------------- --------------
Q2 03 OPERATIONAL EARNINGS                          0.14           0.30
.......................................... ............... ..............
Contribution margin                                 0.09           0.13
.......................................... ............... ..............
Operating costs                                   (0.01)         (0.01)
.......................................... ............... ..............
Depreciation and amortization                     (0.04)         (0.09)
.......................................... ............... ..............
SG&A                                              (0.01)         (0.01)
.......................................... ............... ..............
Franchise and revenue based taxes                      -           0.01
.......................................... ............... ..............
Net interest                                        0.01           0.02
.......................................... ............... ..............
Income taxes                                      (0.02)         (0.02)
.......................................... ............... ..............
Effect of reduced shares                            0.02           0.02
.......................................... ............... ..............
Q2 04 OPERATIONAL EARNINGS                          0.18           0.35
----------------------------------------- --------------- --------------


The $0.02 per share additional contribution from the Electric Delivery segment, excluding the $0.02 per share benefit of reduced average diluted shares, was primarily due to increased revenues due to higher transmission tariffs as a result of increased transmission investment. The increase in contribution margin (revenues) for the quarter also reflects transition charges under tariffs to service securitization bonds and increased 3rd party transmission cost recovery tariff revenues, both of which have associated costs. The increase in operating costs primarily reflects costs for which there are associated revenues. The increase in depreciation and amortization expense was primarily due to $14 million of amortization of securitization bonds issued in August 2003 for which there are associated revenues, and increased investment. The increase in SG&A expenses was primarily due to increased deferred and incentive compensation expenses associated with the increased TXU Corp. common stock price. Net interest expense declined primarily due to lower interest rates on long term debt.

Year-to-date Electric Delivery segment operational earnings per share increased by $0.03 over the 2003 period, excluding the effect of lower share count. The drivers of the year-to-date improvement were the same as for the quarter.

In June 2004, TXU Electric Delivery safely and successfully restored power to over 1 million end use customers who lost service due to the worst storm in 100 years. The cost of the storm damage repairs was approximately $25 million, which was charged to a regulatory reserve.

TXU Corp. announced on June 17, 2004, the sale of TXU Gas's business to Dallas-based Atmos Energy for $1.925 billion. Beginning in the second quarter, TXU Gas Company's financial results, including the first and second quarters on a retroactive basis, are reported as discontinued operations.

Electric Delivery segment revenues increased $32 million compared to the second quarter of 2003 primarily due to $14 million increase from new transition charges associated with transition (securitization) bonds issued in August 2003 to recover regulatory assets, for which there is a corresponding increase in depreciation and amortization expense for amortization of the regulatory assets. The remaining $18 million increase in revenues was primarily due to increased transmission cost of service and cost recovery tariffs ($12 million) and increased miscellaneous revenues and growth. The transmission cost recovery and miscellaneous revenues have associated operating costs. Tables 19a and 19b summarize the details of the operating revenues for the Energy Delivery segment for the second quarter of 2004 as compared to the second quarter of 2003, and for the 2004 and 2003 year-to-date periods.

----------
13 Represents unrealized mark-to-market valuations of these positions recognized in earnings as of the beginning of the period.
14 Includes initial values of positions involving the receipt or payment of cash or other consideration, such as option premiums and the amortization of such values. These activities have no effect on unrealized mark-to-market valuations.

TABLE 19A:  ELECTRIC DELIVERY SEGMENT - OPERATING REVENUES
Q2 04 AND Q2 03; $MILLIONS
---------------------------------------------------------------------------- --------------- --------------- ---------------
REVENUE COMPONENT                                                                     Q2 04           Q2 03         %CHANGE
---------------------------------------------------------------------------- --------------- --------------- ---------------
Electricity transmission and distribution:
............................................................................. ............... ............... ...............
   Affiliated (TXU Energy)                                                              332             349           (4.9)
............................................................................. ............... ............... ...............
   Non-affiliated                                                                       186             137            35.8
............................................................................. ............... ............... ...............
      Total                                                                             518             486             6.6
---------------------------------------------------------------------------- --------------- --------------- ---------------


TABLE 19B:  ELECTRIC DELIVERY SEGMENT - OPERATING REVENUES
YTD 04 AND YTD 03; $MILLIONS
---------------------------------------------------------------------------- --------------- --------------- ---------------
REVENUE COMPONENT                                                                    YTD 04          YTD 03         %CHANGE
---------------------------------------------------------------------------- --------------- --------------- ---------------
Electricity transmission and distribution:
............................................................................. ............... ............... ...............
   Affiliated (TXU Energy)                                                              681             726           (6.2)
............................................................................. ............... ............... ...............
   Non-affiliated                                                                       360             266            35.3
............................................................................. ............... ............... ...............
      Total                                                                           1,041             992             4.9
---------------------------------------------------------------------------- --------------- --------------- ---------------


Tables 20a and 20b summarize operating statistics for the Electric Delivery segment for the second quarter ended June 30, 2004 as compared to the second quarter of 2003, and for the 2004 and 2003 year-to-date periods, respectively.

TABLE 20A:  ELECTRIC DELIVERY SEGMENT - OPERATING STATISTICS
Q2 04 AND Q2 03; MIXED MEASURES
------------------------------------------------------------------------------------ ------------ ------------- ------------
OPERATING STATISTIC                                                                        Q2 04         Q2 03      %CHANGE
------------------------------------------------------------------------------------ ------------ ------------- ------------
Volume - Electricity distribution (GWh)                                                   24,900        24,378          2.1
..................................................................................... ............ ............. ............

..................................................................................... ............ ............. ............
Electricity points of delivery - number of meters (end of period, in thousands)/15/        2,954         2,909          1.5
..................................................................................... ............ ............. ............

..................................................................................... ............ ............. ............
System Average Interruption Duration Index (SAIDI) (non-storm)/16/                         81.58         75.47            -
..................................................................................... ............ ............. ............
System Average Interruption Frequency Index (SAIFI) (non-storm)/17/                         1.16          1.24            -
..................................................................................... ............ ............. ............
Customer Average Interruption Duration Index (CAIDI) (non-storm)/17/                       70.35         60.96            -
..................................................................................... ............ ............. ............

..................................................................................... ............ ............. ............
Weather - percent of normal (average for service territory)/17/:
..................................................................................... ............ ............. ............
   Cooling degree days                                                                     102.7         107.1        (4.1)
------------------------------------------------------------------------------------ ------------ ------------- ------------


TABLE 20B:  ELECTRIC DELIVERY SEGMENT - OPERATING STATISTICS
YTD 04 AND YTD 03; MIXED MEASURES
------------------------------------------------------------------------------------ ------------ ------------- ------------
OPERATING STATISTIC                                                                        Q2 04         Q2 03      %CHANGE
------------------------------------------------------------------------------------ ------------ ------------- ------------
Volume - Electricity distribution (GWh)                                                   48,531        48,286          0.5
..................................................................................... ............ ............. ............

..................................................................................... ............ ............. ............
Weather - percent of normal (average for service territory)/18/:
..................................................................................... ............ ............. ............
   Cooling degree days                                                                     105.2         104.7          0.5
..................................................................................... ............ ............. ............
   Heating degree days                                                                      87.6         102.3       (14.4)
------------------------------------------------------------------------------------ ------------ ------------- ------------


----------
15 Includes lighting sites, principally guard lights, for which TXU Energy is the REP, which are not included in TXU Energy's customer count. Such sites totaled 98,292 and 103,554 at June 30, 2004 and 2003, respectively. Adjusting for the guard lights, which have minimal value, points of delivery increased 1.8%.
16 SAIDI is the number of minutes in a year the average customer is out of electric service. SAIFI is the number of times in a year the average customer experiences an interruption to electric service. CAIDI is the duration of the average interruption to electric service.
17 Weather data is obtained from Meteorlogix, an independent company that collects weather data from reporting stations of the National Oceanic and Atmospheric Administration (a federal agency under the US Department of Commerce).

CORPORATE AND OTHER

Corporate and Other consists of TXU Corp.'s remaining non-segment operations consisting primarily of general corporate expenses, equity earnings or losses of unconsolidated affiliates, and interest on the debt at the corporate level. Excluding the special items in Table 3, the current period expenses from continuing operations declined by $0.02 per share from the prior year period, excluding the effect of reduced average share count. The improvement is primarily related to lower net interest expense and reduced other deductions, partially offset by increased SG&A expenses. The increase in SG&A expenses was primarily due to a $13 million increase in deferred and incentive compensation expense as a result of the increase in the TXU Corp. common stock price.

For year-to-date 2004, Corporate and Other expenses from continuing operations, excluding special items and the effect of reduced average share count, decreased by $0.09 per share from year-to-date 2003 levels. The primary drivers of the year-to-date improvement are the same as for the quarter. In addition, the 2003 year-to-date period includes $17 million of equity interest in losses of a telecommunications partnership that has been sold.

DISCONTINUED OPERATIONS

Table 21 provides details of the components of discontinued operations for the second quarter and year-to-date periods ended June 30, 2004 and 2003. Definitive agreements were signed for the sales of TXU Gas and TXU Australia in the second quarter and these are now reported as discontinued operations for 2004 (and the 2003 comparative periods have been restated accordingly). TXU Gas second quarter results include charges associated with a write off due to a final order received in May by the Railroad Commission of Texas in the company's system-wide rate case, which the company plans to appeal, and an increase in tax reserves associated with an ongoing dispute with the Internal Revenue Service related to the 1993 tax return of ENSERCH Corp. (predecessor to TXU Gas). Included in discontinued operations for TXU Australia is a charge to recognize deferred income taxes associated with the excess of book basis over tax basis of TXU's investment in TXU Australia. Discontinued operations also include a benefit from the release of a portion of the tax reserve associated with the 2002 write off of TXU Corp.'s investment in TXU Europe. As a result of TXU Energy Company LLC's decision to sell its cogeneration and wholesale energy sales business in New Jersey, the results of that business are now reflected in discontinued operations. Discontinued operations for the Energy segment for the second quarter and year-to-date 2004 periods include an impairment charge of approximately $17 million, after tax, associated with the New Jersey business and a charge of approximately $6 million, after tax, for settlement of a contract in the company's energy outsourcing business that is being exited.

TABLE 21: DETAILS OF DISCONTINUED OPERATIONS
Q2 04, Q2 03, YTD 04 AND YTD 03; $ PER DILUTED SHARE AFTER TAX
--------------------------------------------------------- ---------------- ---------------- ---------------- ---------------
DISCONTINUED OPERATION                                              Q2 04            Q2 03           YTD 04          YTD 03
--------------------------------------------------------- ---------------- ---------------- ---------------- ---------------
TXU Gas:
.......................................................... ................ ................ ................ ...............
   Write off due to rate case (Docket 9400)/18/                    (0.29)                -           (0.28)               -
.......................................................... ................ ................ ................ ...............
   Income tax expense reserve - 1993 tax return                    (0.16)                -           (0.14)               -
.......................................................... ................ ................ ................ ...............
   Other                                                           (0.02)           (0.03)             0.09            0.10
.......................................................... ................ ................ ................ ...............
TXU Australia:
.......................................................... ................ ................ ................ ...............
   Income tax expense - tax basis differential                     (0.35)                -           (0.33)               -
.......................................................... ................ ................ ................ ...............
   Other                                                           (0.01)             0.08             0.09            0.16
.......................................................... ................ ................ ................ ...............
Income tax expense - reserve release (TXU Europe)                    1.89                -             1.78               -
.......................................................... ................ ................ ................ ...............
Energy segment:
.......................................................... ................ ................ ................ ...............
   Other deductions - impairment/business exit                     (0.07)                -           (0.07)               -
.......................................................... ................ ................ ................ ...............
   Other                                                           (0.01)                -           (0.02)               -
.......................................................... ................ ................ ................ ...............
TXU Communications                                                 (0.01)           (0.18)           (0.05)          (0.20)
.......................................................... ................ ................ ................ ...............
Other                                                                0.01                -           (0.01)          (0.01)
.......................................................... ................ ................ ................ ...............
      TOTAL                                                          0.98           (0.13)             1.06            0.05
--------------------------------------------------------- ---------------- ---------------- ---------------- ---------------


2004 OUTLOOK

Cash from operations for 2004 is estimated in a range of $1.3 billion - $1.4 billion, and free cash flow, including net proceeds from announced sales of businesses, are projected to be more than $5.0 billion. TXU is targeting a debt to capitalization ratio of approximately 60 percent by the end of the year, using cash flows from operations, transition bond proceeds, and proceeds from announced asset sales to reduce debt by approximately $6.1 billion.

----------
18 Write off was recorded in depreciation and amortization, SG&A expense and other deductions.

TXU currently expects 2004 operational earnings per share to be in a range of $2.55 to $2.65, reflecting the impact of higher contribution margin and lower average diluted shares outstanding relative to earlier guidance. Special and unusual items are estimated at approximately $360 million, $1.10 per diluted share of common stock. The review is ongoing and the estimate is subject to change.

Tables 22, 23, and 24 provide a reconciliation of management's previous and current outlook, a projection of average shares of common stock, and a description of special items expected in 2004.

TABLE 22: FINANCIAL OUTLOOK
04; MIXED MEASURES
---------------------------------------------------------------- --------------- --------------- -------------- --------------
                                                                    OPERATIONAL                          TOTAL       INTEREST
                                                                   EPS, DILUTED      TOTAL DEBT     DEBT/TOTAL       COVERAGE
EARNINGS DRIVER                                                       ($/SHARE)     ($BILLIONS)    CAPITAL (%)
---------------------------------------------------------------- --------------- --------------- -------------- --------------
May 18, 2004 outlook                                                2.45 - 2.55             7.4             57            3.3
................................................................. ............... ............... .............. ..............
   Higher than anticipated contribution margin                             0.04
................................................................. ............... ............... .............. ..............
   Change in average shares                                                0.08
................................................................. ............... ............... .............. .............
   Contingency                                                           (0.02)
---------------------------------------------------------------- --------------- --------------- -------------- --------------
................................................................. ............... ............... .............. ..............
Current 2004 outlook                                                2.55 - 2.65             7.8             60            2.9
---------------------------------------------------------------- --------------- --------------- -------------- --------------


TABLE 23:  AVERAGE SHARES OUTSTANDING/19/
04; MILLIONS
----------------- ----------- ----------- ---------- ----------- ----------- ----------- ----------- ------------ ------------
                                                                                                        YEAR 04E
SHARE TYPE                Q1      CHANGE         Q2      CHANGE         Q3E      CHANGE         Q4E                  YEAR 05E
----------------- ----------- ----------- ---------- ----------- ----------- ----------- ----------- ------------ ------------
Basic                    323         (3)        320        (26)         294           3         297          309          301
.................. ........... ........... .......... ........... ........... ........... ........... ............ ............
Diluted                  380        (43)        337        (43)         294           3         297          327          301
----------------- ----------- ----------- ---------- ----------- ----------- ----------- ----------- ------------ ------------

TABLE 24: DESCRIPTION OF PROJECTED SPECIAL ITEMS - FULL YEAR
04; $MILLIONS AFTER TAX
-------------------------------------- ------------------------ ------------------ ------------------ ------------------------
SPECIAL ITEM                                          CATEGORY               CASH           NON-CASH  INCOME STATEMENT IMPACT
-------------------------------------- ------------------------ ------------------ ------------------ ------------------------
Software projects  write-off                  Other deductions                  -                 70                       70
....................................... ........................ .................. .................. ........................
Mine closing costs                            Other deductions                  -                 45                       45
....................................... ........................ .................. .................. ........................
Severance and other charges                   Other deductions                111                  -                      111
....................................... ........................ .................. .................. ........................
Inventory/gas plant write-downs               Other deductions                  7                 47                       54
....................................... ........................ .................. .................. ........................
One time compensation expense                     SG&A expense                 51                  -                       51
....................................... ........................ .................. .................. ........................
Litigation settlement reserve                 Other deductions                 65                  -                       65
....................................... ........................ .................. .................. ........................
Liability management expense/20/              Other deductions                 35                  4                       39
....................................... ........................ .................. .................. ........................
Income tax benefit                          Income tax expense                  -               (75)                     (75)
....................................... ........................ .................. .................. ........................
   Total                                                                      269                 91                      360
-------------------------------------- ------------------------ ------------------ ------------------ ------------------------


ADDITIONAL INFORMATION
Additional information, including earnings per diluted share reconciliation, consolidating income statements, consolidating balance sheets, consolidated cash flow, and legal and regulatory summaries can be obtained under the 2004 heading in the Second Quarter Financial Results file at www.txucorp.com/investres/default.asp.

----------
19 Projected share count is based upon current shares outstanding and scheduled issuances from equity-linked securities. Certain liability management options (among other factors) may cause this projection to vary from actual average diluted shares outstanding.
20 Because the determination of which liability management transactions to execute will depend upon market conditions, TXU is not currently able to accurately predict what amount of premiums and other liability management costs may be incurred. Amount shown is year-to-date 2004.

TXU Corp., a Dallas-based energy company, manages a portfolio of competitive and regulated energy businesses in North America, primarily in Texas. In TXU Corp.'s unregulated business, TXU Energy Retail provides electricity and related services to more than 2.6 million competitive electricity customers in Texas, more customers than any other retail electric provider in the state. TXU Power owns and operates 18,500 megawatts of generation in Texas, including 2,300 MW of nuclear-fired and 5,837 MW of lignite/coal-fired generation capacity. The company is also the largest purchaser of wind-generated electricity in Texas and among the top five purchasers in North America. TXU Corp.'s regulated electric distribution and transmission business, TXU Electric Delivery Company, complements the competitive operations, using asset management skills developed over more than one hundred years, to provide reliable electricity delivery to consumers. TXU Electric Delivery operates the largest distribution and transmission system in Texas, providing power to 2.9 million electric delivery points over more than 98,000 miles of distribution and 14,000 miles of transmission lines. TXU Corp. has agreed to sell TXU Australia, its energy business in Australia, and TXU Gas, its largely regulated natural gas transmission and distribution business in Texas. Visit www.txucorp.com for more information about TXU Corp.

This release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management's current projections, forecasts, estimates and expectations is contained in the company's SEC filings. In addition to the risks and uncertainties set forth in the company's SEC filings, the forward-looking statements in this release could be affected by the ability of the purchaser to obtain all necessary governmental and other approvals and consents for the acquisition of TXU Gas and the ability of the company to implement the initiatives that are part of its restructuring, operational improvement and cost reduction program, and the terms under which the company executes those transaction or initiatives.

                                      -END-

INVESTOR RELATIONS:                               MEDIA:
Tim Hogan             Bill Huber                Chris Schein       Carol Peters
214-875-9275          214-875-8301              214-812-5338       214-812-5924

ATTACHMENT 1: FINANCIAL DEFINITIONS

CASH INTEREST EXPENSE (A NON-GAAP MEASURE): Interest Expense and Related Charges per Income Statement, less amortization of debt issue costs discount and premium, less securitization bond interest, less interest income on restricted cash related to debt, plus capitalized interest. Cash interest expense is a measure used by TXU to assess credit quality.

CASH OPERATING INCOME (A NON-GAAP MEASURE): Income from Continuing Operations before Interest Income, Interest Expense and Related Charges, and Income Tax plus Depreciation and Amortization. Cash operating income is a measure used by TXU to assess credit quality.

CONTRIBUTION MARGIN (A NON-GAAP MEASURE): Operating revenues less cost of energy sold and delivery fees.

DEBT COVERAGE RATIO (A NON-GAAP MEASURE): Cash Operating Income divided by Total Debt less transition bonds and debt-related restricted cash. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews. Debt coverage ratio is a measure used by management to assess credit quality.

FREE CASH FLOW (A NON-GAAP MEASURE): Cash Provided by Operating Activities plus Net Proceeds from Business/Asset Sales, less Regulatory Revenues Received for Securitization Bond Principal Payments, less Capital Spending, less Preferred Dividends, less Common Dividends. A measure used by TXU to assess funds available to repay debt and other obligations.

INCOME FROM CONTINUING OPERATIONS PER SHARE (A GAAP MEASURE): Per share (diluted) income from continuing operations before extraordinary items and cumulative effect of changes in accounting principles, before preference share dividends.

INTEREST COVERAGE (A NON-GAAP MEASURE): Cash Operating Income divided by Cash Interest Expense. Interest coverage is a measure used by TXU to assess credit quality.

OPERATIONAL EARNINGS PER SHARE (A NON-GAAP MEASURE): Per share (diluted) income from continuing operations, excluding special items and net of preference share dividends. TXU believes that operational earnings is a useful measure of underlying results because of the magnitude and scope of the 4+4 performance improvement program and the significant effect of the special items on reported results. TXU relies on operational earnings for evaluation of performance and believes that analysis of the business by external users is enhanced by visibility to both reported GAAP earnings and operational earnings. Operational earnings per share are presented on a diluted basis because GAAP earnings would have been reported on a diluted basis had GAAP earnings equated to operational earnings.

REPORTED EARNINGS PER SHARE (A GAAP MEASURE): Per share (diluted) net income available to common shareholders. When calculating diluted earnings per share, net income is adjusted for the after-tax interest on the securities creating the dilution (exchangeable preferred membership interests).

RETURN ON AVERAGE COMMON STOCK EQUITY BASED ON NET INCOME: Twelve months ended Net Income Available for Common Stock (a GAAP measure) divided by the average of the beginning and ending Common Stock Equity (a GAAP measure) for the period calculated.

RETURN ON AVERAGE COMMON STOCK EQUITY BASED ON OPERATIONAL EARNINGS: Twelve months ended Operational Earnings (a non-GAAP measure) divided by the average of the beginning and ending Common Stock Equity (a GAAP measure) for the period calculated.

RETURN ON INVESTED CAPITAL BASED ON NET INCOME: Twelve months ended Net Income (a GAAP measure) plus after-tax Interest Expense and Related Charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending Total Capitalization less debt-related restricted cash for the period calculated.

RETURN ON INVESTED CAPITAL BASED ON OPERATIONAL EARNINGS: Twelve months ended Operational Earnings (a non-GAAP measure) plus Preference Share Dividends plus after-tax Interest Expense and Related Charges net of interest income on restricted cash related to debt, divided by the average of the beginning and ending Total Capitalization less debt-related restricted cash for the period calculated.

SPECIAL ITEMS: Unusual charges related to the implementation of the performance improvement program and other charges, credits or gains that are unusual or nonrecurring. The performance improvement program is being implemented in phases, and the charges are expected to occur largely within a one-year period. Special items are included in reported GAAP earnings, but are excluded from operational earnings. Special items associated with the performance improvement program will include costs related to severance programs, asset impairments and facility closures.

TOTAL CAPITALIZATION:  Total Debt plus Shareholders Equity.

TOTAL DEBT (A NON-GAAP MEASURE): Long-term Debt (including current portion), plus Bank Loans and Commercial Paper, plus Long Term Debt Held by Subsidiary Trusts, plus Preferred Securities of Subsidiaries (including Exchangeable Preferred Membership Interests).

TOTAL DEBT LESS TRANSITION BONDS AND RESTRICTED CASH (A NON-GAAP MEASURE): TXU also uses a total debt measure that excludes transition bonds and restricted cash. Transition, or securitization, bonds are serviced by a regulatory transition charge on wires rates and are therefore excluded from debt in credit reviews. Debt-related restricted cash is treated as net debt in credit reviews.

ATTACHMENT 2: REGULATION G - RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES

TABLE 1: RETURN ON AVERAGE COMMON STOCK EQUITY CALCULATION
TWELVE MONTHS ENDED Q2 04 VS. Q2 03; $MILLIONS UNLESS OTHERWISE NOTED
------------------------------------------------------------------------------------- --------------- ---------------- -------
COMPONENT                                                                                      Q2 04            Q2 03     REF
------------------------------------------------------------------------------------- --------------- ---------------- -------
Net income (loss) available for common stock                                                     (8)          (4,532)       A
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Income from continuing operations before income taxes                                            412              124
...................................................................................... ............... ................ .......
Special items                                                                                    288              469
...................................................................................... ............... ................ .......
Preference stock dividends                                                                      (22)             (22)
...................................................................................... ............... ................ .......
    Operational earnings                                                                         678              571       B
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Average common equity                                                                          5,178            5,059       C
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Return on average common equity based on net income (A/C) (%)                                  (0.2)           (89.6)
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Return on average common equity based on operational earnings (B/C) (%)                         13.1             11.3
------------------------------------------------------------------------------------- --------------- ---------------- -------


TABLE 2: RETURN ON AVERAGE INVESTED CAPITAL CALCULATION
TWELVE MONTHS ENDED Q2 04 VS. Q2 03; $MILLIONS UNLESS OTHERWISE NOTED
------------------------------------------------------------------------------------- ---------------- --------------- -------
COMPONENT                                                                                       Q2 04           Q2 03     REF
------------------------------------------------------------------------------------- ---------------- --------------- -------
Net income (loss)                                                                                 863         (4,510)
...................................................................................... ................ ............... .......
After-tax interest expense and related charges net of interest income                             463             472
...................................................................................... ................ ............... .......
    Total return (based on net income)                                                          1,326         (4,038)       A
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Operational earnings                                                                              678             571
...................................................................................... ................ ............... .......
Preference stock dividends                                                                         22              22
...................................................................................... ................ ............... .......
After-tax interest expense and related charges net of interest income                             463             472
...................................................................................... ................ ............... .......
    Total return (based on operational earnings)                                                1,163           1,065       B
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Average total capitalization                                                                   18,799          18,207       C
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Return on average invested capital based on net income (A/C) (%)                                  7.1          (22.2)
...................................................................................... ................ ............... .......

...................................................................................... ................ ............... .......
Return on average invested capital based on operational earnings (B/C) (%)                        6.2             5.8
------------------------------------------------------------------------------------- ---------------- --------------- -------


TABLE 3: INTEREST AND DEBT COVERAGE RATIOS
TWELVE MONTHS ENDED Q2 04 VS. Q4 03; $MILLIONS UNLESS OTHERWISE NOTED
------------------------------------------------------------------------------------- --------------- ---------------- -------
COMPONENT                                                                                      Q2 04            Q4 03     REF
------------------------------------------------------------------------------------- --------------- ---------------- -------
Income from continuing operations before income taxes                                            496              818
...................................................................................... ............... ................ .......
Interest expense and related charges                                                             739              784
...................................................................................... ............... ................ .......
Interest income                                                                                 (26)             (36)
...................................................................................... ............... ................ .......
Depreciation and amortization                                                                    774              724
...................................................................................... ............... ................ .......
   Cash operating income                                                                       1,983            2,290       A
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Total debt                                                                                    14,094           12,591
...................................................................................... ............... ................ .......
Transition bonds                                                                             (1,282)            (500)
...................................................................................... ............... ................ .......
Debt-related restricted cash                                                                   (562)            (549)
...................................................................................... ............... ................ .......
   Total                                                                                      12,250           11,542       B
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Interest expense and related charges                                                             739              784
...................................................................................... ............... ................ .......
Amortization of discount and reacquired debt expenses                                           (28)             (31)
...................................................................................... ............... ................ .......
Transition bond interest                                                                        (21)              (8)
...................................................................................... ............... ................ .......
Interest income on restricted cash                                                              (12)              (4)
...................................................................................... ............... ................ .......
Capitalized interest                                                                              11               12
...................................................................................... ............... ................ .......
   Cash interest expense                                                                         689              753       C
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Interest coverage (A/C)                                                                          2.9              3.0
...................................................................................... ............... ................ .......

...................................................................................... ............... ................ .......
Debt coverage ratio (A/B) (%)                                                                     16               20
------------------------------------------------------------------------------------- --------------- ---------------- -------
